Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Medical Sterilization, Inc. on Form S-8 of our report dated March 19, 1996, on our audits of the financial statements of Medical Sterilization, Inc. as of December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is included in the annual report of Medical Sterilization, Inc. on Form 10-KSB.



                                             COOPERS & LYBRAND L.L.P.

Melville, New York
July 22, 1996